Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FIRST QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, May 13, 2010 - Stage Stores, Inc. (NYSE: SSI) announced today that it will release its first quarter 2010 financial results at 6:00 a.m. Eastern Time on Thursday, May 20, 2010.  The release of the Company’s first quarter financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties can participate in the Company’s first quarter conference call by dialing 703-639-1206.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com, then clicking on Webcasts and then the webcast link.  A replay of the conference call will be available online until midnight on Friday, May 28, 2010.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 774 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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